UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2021

AKEBIA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36352	20-8756903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 First Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 871-2098

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AKBA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 24, 2021, the Court of Appeal of England and Wales issued an opinion (1) upholding the portion of the April 20, 2020 decision of the Patents Court of England and Wales (the “2020 UK Patents Court Decision”) which held that the claims at issue in each of FibroGen Inc.’s (“FibroGen’s”) hypoxia-inducible factor (“HIF”)-related European Patent Nos. 1633333 (UK), 2322153 (UK) and 2322155 (UK) were obvious and invalid and (2) overturning the portion of the 2020 UK Patents Court Decision which invalidated the claims at issue in FibroGen’s HIF-related European Patent No. 1463823 (UK). The Court of Appeal’s judgment does not specifically address the validity of European Patent No. 2298301 (UK) which had been held invalid in the 2020 UK Patents Court Decision. FibroGen’s HIF-related European Patent No. 2289531 (UK) was found valid, but not infringed by vadadustat in the 2020 UK Patents Court Decision and this finding was not reviewed by the Court of Appeal. Each of FibroGen’s HIF-related European Patents Nos. 1463823 (UK), 2298301 (UK) and 2289531 (UK) expires on December 6, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEBIA THERAPEUTICS, INC.

Date: August 24, 2021	By:	/s/ John P. Butler
Name: John P. Butler Title: President and Chief Executive Officer